                                                                    Exhibit 99.3



                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                              FINANCIAL STATEMENTS

                 for the years ended September 30, 1996 and 1995

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN


                          INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS:                                                    PAGE(S)
                                                                         -------

         Report of Independent Public Accountants                           2

         Financial Statements:

               Statements of Net Assets Available for Benefits at
                    September 30, 1996 and 1995                           3 - 4

               Statements of Changes in Net Assets Available for
                    Benefits for the years ended September 30, 1996 and
                    1995                                                  5 - 6

               Notes to Financial Statements                              7 - 15


         Item 27a - Schedule of Assets Held for Investment Purposes -
               September 30, 1996                                          S1

         Item 27d - Schedule of Reportable Transactions for the year
               ended September 30, 1996                                    S2

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Benefits Committee of
AmeriGas Propane, Inc.:

         We have audited the accompanying statements of net assets available for benefits of the AmeriGas Propane, Inc. Savings Plan (the Plan) as of September 30, 1996 and 1995, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements and the supplemental schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and supplemental schedules based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of September 30, 1996 and 1995, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

         Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                                  Arthur Andersen LLP

Chicago, Illinois
March 14, 1997

                       AMERIGAS PROPANE, INC. SAVINGS PLAN
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                               SEPTEMBER 30, 1996


                                                                    PARTICIPANT DIRECTED
                                                     --------------------------------------------------
                                                                    GROWTH
                                                       FIXED       & INCOME     AGGRESSIVE    MONEY
                                                       INCOME       EQUITY       EQUITY       MARKET
                                           TOTAL        FUND         FUND         FUND         FUND
                                        ===========  ===========  ===========  ===========  ===========
Trust investments  (Notes 1 and 3)      $71,442,814  $ 8,915,757  $18,463,499  $19,491,063  $18,200,799
Loans to participants                     2,133,320
                                        -----------  -----------  -----------  -----------  -----------
     Net assets available for benefits  $73,576,134  $ 8,915,757  $18,463,499  $19,491,063  $18,200,799
                                        ===========  ===========  ===========  ===========  ===========

                                                       PARTICIPANT DIRECTED
                                        --------------------------------------------------
                                                        UGI
                                        INTERMEDIATE   COMMON
                                           BOND         STOCK        GIC       PARTICIPANT
                                           FUND         FUND         FUND         LOANS
                                        ===========  ===========  ===========  ===========
Trust investments  (Notes 1 and 3)      $ 1,677,205  $ 1,181,632  $ 3,512,859
Loans to participants                                                          $ 2,133,320
                                        -----------  -----------  -----------  -----------
     Net assets available for benefits  $ 1,677,205  $ 1,181,632  $ 3,512,859  $ 2,133,320
                                        ===========  ===========  ===========  ===========

The accompanying notes are an integral part of these financial statements.

                       AMERIGAS PROPANE, INC. SAVINGS PLAN
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                               SEPTEMBER 30, 1995


                                                                           PARTICIPANT DIRECTED
                                                         --------------------------------------------------------
                                                                         GROWTH
                                                           FIXED         & INCOME       AGGRESSIVE      MONEY
                                                           INCOME        EQUITY         EQUITY          MARKET
                                            TOTAL          FUND          FUND           FUND            FUND
                                          ===========    ===========    ===========    ===========    ===========
Trust investments  (Note 3)               $33,349,630    $13,324,821    $ 4,957,337    $10,721,231    $ 3,054,902
Loans to participants                         591,790
Participant contributions receivable          119,999         36,613         23,407         41,255          7,287
Employers' contributions receivable           381,046        116,257         74,342        131,004         23,129
                                          -----------    -----------    -----------    -----------    -----------
     Net assets available for benefits    $34,442,465    $13,477,691    $ 5,055,086    $10,893,490    $ 3,085,318
                                          ===========    ===========    ===========    ===========    ===========

                                                                  PARTICIPANT DIRECTED
                                                         -----------------------------------------
                                                                           UGI
                                                         INTERMEDIATE     COMMON
                                                            BOND           STOCK       PARTICIPANT
                                                            FUND           FUND           LOANS
                                                         ===========    ===========    ===========
Trust investments  (Note 3)                              $   526,140    $   765,199
Loans to participants                                                                  $   591,790
Participant contributions receivable                           4,190          7,247
Employers' contributions receivable                           13,299         23,015
                                                         -----------    -----------    -----------
     Net assets available for benefits                   $   543,629    $   795,461    $   591,790
                                                         ===========    ===========    ===========

The accompanying notes are an integral part of these financial statements.

                       AMERIGAS PROPANE, INC. SAVINGS PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                      FOR THE YEAR ENDED SEPTEMBER 30, 1996


                                                                             PARTICIPANT DIRECTED
                                                         ---------------------------------------------------------
                                                                          GROWTH
                                                           FIXED         & INCOME       AGGRESSIVE       MONEY
                                                           INCOME         EQUITY         EQUITY          MARKET
                                             TOTAL          FUND           FUND           FUND           FUND
                                          ============   ============   ============   ============   ============
Merger of Petrolane Savings
     Plan (Note 1)                        $ 37,204,406   $  1,373,563   $ 10,547,267   $  8,038,803   $  9,494,976
Participants' contributions                  4,255,617        811,868      1,026,675      1,440,857        558,622
Investment income (loss):
     Interest                                  806,931        538,643          2,051          3,364          6,753
     Dividends                               6,210,398                     1,119,465      4,006,292        919,895
     Net appreciation (depreciation)
          in value of investments           (1,589,451)                    1,725,245     (3,410,896)
Other                                          110,316         31,253         31,287         64,677         (5,466)
Transfers of participants' balances, net       609,381     (6,211,731)       654,401        318,190      6,954,988
                                          ------------   ------------   ------------   ------------   ------------
                                            47,607,598     (3,456,404)    15,106,391     10,461,287     17,929,768
Less-Distributions to participants           8,473,929      1,105,530      1,697,978      1,863,714      2,814,287
                                          ------------   ------------   ------------   ------------   ------------
Net additions (deductions)                  39,133,669     (4,561,934)    13,408,413      8,597,573     15,115,481
Net assets available for benefits-
     beginning of period                    34,442,465     13,477,691      5,055,086     10,893,490      3,085,318
                                          ------------   ------------   ------------   ------------   ------------
Net assets available for benefits-
     end of period                        $ 73,576,134   $  8,915,757   $ 18,463,499   $ 19,491,063   $ 18,200,799
                                          ============   ============   ============   ============   ============

                                                            PARTICIPANT DIRECTED
                                          --------------------------------------------------------
                                                           UGI
                                          INTERMEDIATE    COMMON
                                             BOND          STOCK          GIC          PARTICIPANT
                                             FUND          FUND           FUND            LOANS
                                          ============  ============   ============   ============
Merger of Petrolane Savings
     Plan (Note 1)                        $    765,074                 $  5,626,714   $  1,358,009
Participants' contributions                    260,321  $    157,274
Investment income (loss):
     Interest                                      238           432        255,450
     Dividends                                 101,985        62,761
     Net appreciation (depreciation)
          in value of investments              (32,853)      129,053
Other                                            1,960        (6,088)        (7,307)
Transfers of participants' balances, net       103,413        69,861     (1,663,969)       384,228
                                          ------------  ------------   ------------   ------------
                                             1,200,138       413,293      4,210,888      1,742,237
Less-Distributions to participants              66,562        27,122        698,029        200,707
                                          ------------  ------------   ------------   ------------
Net additions (deductions)                   1,133,576       386,171      3,512,859      1,541,530
Net assets available for benefits-
     beginning of period                       543,629       795,461             --        591,790
                                          ------------  ------------   ------------   ------------
Net assets available for benefits-
     end of period                        $  1,677,205  $  1,181,632   $  3,512,859   $  2,133,320
                                          ============  ============   ============   ============

The accompanying notes are an integral part of these financial statements.

                       AMERIGAS PROPANE, INC. SAVINGS PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                      FOR THE YEAR ENDED SEPTEMBER 30, 1995


                                                                           PARTICIPANT DIRECTED
                                                        --------------------------------------------------------
                                                                         GROWTH
                                                          FIXED         & INCOME      AGGRESSIVE       MONEY
                                                          INCOME         EQUITY         EQUITY         MARKET
                                             TOTAL         FUND           FUND           FUND           FUND
                                          ============  ============   ============  ============   ============
Participants' contributions               $  1,639,057  $    510,188   $    302,432  $    569,232   $    102,495
Employers' contributions                       381,046       116,257         74,342       131,004         23,129
Investment income:
     Interest                                  641,368       641,368
     Dividends                                 560,866                      322,689        42,404        125,515
     Net appreciation in value
          of investments                     3,777,810                      543,911     3,163,220
Other                                           36,231        11,738          5,826        14,514          1,707
Transfers of participants' balances, net        54,532      (908,613)       114,909    (1,508,737)     2,139,388
                                          ------------  ------------   ------------  ------------   ------------
                                             7,090,910       370,938      1,364,109     2,411,637      2,392,234
Less-Distributions to participants           2,981,850     1,249,029        401,274     1,043,525        184,984
                                          ------------  ------------   ------------  ------------   ------------
Net additions (deductions)                   4,109,060      (878,091)       962,835     1,368,112      2,207,250
Net assets available for benefits-
     beginning of year                      30,333,405    14,355,782      4,092,251     9,525,378        878,068
                                          ------------  ------------   ------------  ------------   ------------
Net assets available for benefits-
     end of year                          $ 34,442,465  $ 13,477,691   $  5,055,086  $ 10,893,490   $  3,085,318
                                          ============  ============   ============  ============   ============

                                                     PARTICIPANT DIRECTED
                                          ------------------------------------------
                                                            UGI
                                           INTERMEDIATE    COMMON
                                               BOND        STOCK         PARTICIPANT
                                               FUND         FUND            LOANS
                                           ============  ============   ============
Participants' contributions                $     57,124  $     97,586
Employers' contributions                         13,299        23,015
Investment income:
     Interest
     Dividends                                   22,904        47,354
     Net appreciation in value
          of investments                         10,492        60,187
Other                                               307         2,139
Transfers of participants' balances, net        124,990       (33,237)  $    125,832
                                           ------------  ------------   ------------
                                                229,116       197,044        125,832
Less-Distributions to participants               20,039        34,997         48,002
                                           ------------  ------------   ------------
Net additions (deductions)                      209,077       162,047         77,830
Net assets available for benefits-
     beginning of year                          334,552       633,414        513,960
                                           ------------  ------------   ------------
Net assets available for benefits-
     end of year                           $    543,629  $    795,461   $    591,790
                                           ============  ============   ============

The accompanying notes are an integral part of these financial statements.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS


1.       DESCRIPTION OF THE PLAN

The following brief description of the AmeriGas Propane, Inc. Savings Plan
(Plan) provides general information on the provisions of the Plan in effect on September 30, 1996 and during the periods covered by the financial statements. More complete information is included in the Plan document.

GENERAL. The Plan is a defined contribution plan covering employees of AmeriGas Propane, Inc. (a Pennsylvania corporation, "the Company") and, prior to April 19, 1995, employees of AmeriGas Propane, Inc. (a Delaware corporation) and subsidiaries, and affiliates AmeriGas Management Company, AmeriGas Transportation Management Company and AmeriGas Propane-2, Inc. (collectively, "the Predecessor Companies"). In conjunction with the April 19, 1995 formation of AmeriGas Propane, L.P. (the "Partnership Formation"), the employees of the Predecessor Companies and Petrolane Incorporated (Petrolane) became employees of the Company. However, through the date of the Petrolane Savings Plan Merger described below, employees of the Company who were employed by Petrolane prior to the Partnership Formation continued to participate in the Petrolane Savings and Stock Ownership Plan (Petrolane Savings Plan). The Company, the Predecessor Companies and Petrolane are collectively referred to herein as the Employers. The Plan covers employees of the Employers having a minimum of one year of eligible service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan is administered by the AmeriGas Propane, Inc. Benefits Committee (Plan Administrator) appointed by the President of the Company and subject to approval by the Board of Directors.

PETROLANE SAVINGS PLAN MERGER. Effective October 1, 1995, the Petrolane Savings Plan merged into the Plan (the "Petrolane Savings Plan Merger"). The Petrolane Savings Plan was a defined contribution plan covering certain eligible employees of the Company who, prior to the Partnership Formation, were employees of Petrolane. Participant account balances and related trust assets were transferred to the Plan effective October 1, 1995 and participants in the Petrolane Savings Plan immediately became participants in the Plan. The general provisions of the Plan were not affected by the Petrolane Savings Plan Merger. However, during the period October 1, 1995, through January 1996, certain activities of former Petrolane Savings Plan participants, including interfund transfers, loans and distributions upon termination or retirement, were suspended to permit the orderly transfer and reconciliation of account balances transferred pursuant to the Petrolane Savings Plan Merger.

CONTRIBUTIONS. Subject to certain limitations, a participant may elect to contribute to the Plan on a before-tax basis through payroll reduction an amount equal to from 1% to 6% of eligible compensation. A participant may increase the rate of his or her contribution effective with the first payroll period after any January 1, April 1, July 1 and October 1 (Election Dates). A participant may reduce or suspend his or her contribution at any time by filing a written request with the Plan Administrator. A participant who suspends such contributions may recommence such contributions effective the first payroll period beginning after any subsequent Election Date. A participant will at all times be fully (100%) vested in the portion of his or her account attributable to participant contributions.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

For each Plan year, each of the Employers may at their discretion make a contribution to the Plan equal to a percentage of participant contributions. For the 1996 Plan Year, there were no Employer matching contributions. For the 1995 Plan Year, the matching rate for eligible contributions was 25%. In order to be entitled to the Employers' matching contribution, a participant must be actively employed by any of the Employers or an affiliated company as of the end of the Plan year. In addition, if a participant was employed by any of the Employers during the Plan year and is retired, disabled (as defined), on a qualifying leave of absence, or died during the Plan year, such participant (or designated beneficiary) is eligible for that Plan year's matching contribution. The Employers' contribution for the 1995 Plan Year, which was made in October 1995, was invested in accordance with participant investment elections in effect on the date of the contribution. A participant is fully vested in the portion of his or her account attributable to the Employers' matching contributions upon the earlier of (i) the completion of five years of service or (ii) the attainment of normal retirement age, total disability (as defined by the Plan document) or death while in the employ of the Employers or an affiliated company.

Forfeitures of amounts attributable to the Employers' matching contributions experienced by participants with less than fully vested interests remain in the Plan and are available to reduce future employer matching contributions. For the 1995 Plan Year, $12,648 in amounts attributable to Plan forfeitures was used to reduce the Employers' matching contribution. During the 1996 and 1995 Plan years, participants' balances attributable to Employers' matching funds of $30,566 and $16,827, respectively, were forfeited. At September 30, 1996, there were $49,804 in accumulated amounts attributable to Plan forfeitures remaining in the Plan.

INVESTMENT FUNDS. A participant may elect to have his or her funds invested in one or more of the following types of funds:

         -        Fixed Income Fund

                  Generally, this fund consists of three-year guaranteed investment contracts with insurance companies. The 1996 and 1993 Plan year contracts were placed with New York Life Insurance Company. The 1995 and 1994 Plan year contracts were placed with John Hancock Mutual Life Insurance Company. The investment objective of the fund is to provide a fixed rate of investment return guaranteed by the insurance companies for a specified period of time. The 1996, 1995 and 1994 Plan year contracts mature on September 30, 1998, 1997 and 1996, respectively. The 1993 Plan Year contract matured on December 31, 1995.

         -        Growth and Income Equity Fund

                  This fund is offered through the Fidelity Equity Income Fund, an unaffiliated registered investment company mutual fund whose investments comprise principally equity securities which are income oriented and structured for capital appreciation.

                             AMERIGAS PROPANE INC.
                                  SAVINGS PLAN

                   NOTES TO FINANCIAL STATEMENTS (Continued)


         -        Aggressive Equity Fund

                  This fund is offered through the Fidelity Magellan Fund, an unaffiliated registered investment company mutual fund whose investments comprise principally equity securities of domestic, foreign, and multinational issuers and whose investment objective is to achieve capital appreciation over an extended period of time.

         -        Money Market Fund

                  This fund is offered through the Fidelity Cash Reserves Fund, an unaffiliated registered investment company mutual fund whose investments comprise high-quality, short-term certificates of deposit, repurchase agreements, commercial paper or other similar short-term investments and whose investment objective is to achieve current income while maintaining a stable share price.

         -        Intermediate Bond Fund

                  This fund is offered through the Fidelity Intermediate Bond Fund, an unaffiliated registered investment company mutual fund whose investments comprise investment-grade fixed income obligations including U.S. Government and corporate bonds and mortgage-backed securities with average maturities of three to ten years.

         -        UGI Common Stock Fund

                  This fund invests in shares of UGI Corporation Common Stock. Participants in the fund do not individually own specific shares of UGI Corporation Common Stock but rather have an interest in the fund which invests in such shares.

Prior to October 1, 1993, participants in the former Petrolane Savings Plan could invest their contributions in the Guaranteed Investment Contract Fund (GIC
Fund). The GIC Fund invested in guaranteed investment contracts of varying length terms with insurance companies which contracts mature through April 1997.

Participants are permitted to transfer amounts between funds (excluding transfers from the Fixed Income Fund and the GIC Fund prior to the expiration of the investment contracts) at any time during a calendar quarter, limited to once each quarter. Participants may also change their investment elections for future contributions at any time during the quarter (not limited to once each quarter). Participant account balances in the Fixed Income Fund and GIC Fund are liquidated and reinvested in accordance with participant elections as group annuity contracts mature. In the absence of a participant's reinvestment election, during the 1996 Plan Year and the 1995 Plan Year all amounts were reinvested in the Money Market Fund.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                   NOTES TO FINANCIAL STATEMENTS (Continued)


Fidelity Management Trust Company is the Plan's trustee for all investment assets except for the Fixed Income Fund for which Mellon Bank, N.A. is the Plan's trustee.

DISTRIBUTIONS. The Plan benefit of a participant who terminates employment as a result of retirement, death or total disability, as defined by the Plan document, shall be equal to the proceeds of liquidation of 100% of the balance of his or her account. Participants may elect to receive their interest in the UGI Common Stock Fund in the form of shares of UGI Corporation Common Stock. The Plan benefit of a participant who terminates employment for reasons other than retirement, death or total disability shall be equal to the proceeds of liquidation of the vested portion of his or her account. Where the amount to be distributed exceeds $3,500, no distribution shall be made to any Plan participant prior to his or her normal retirement date (the later of the fifth anniversary of the commencement of employment, or the attainment of age 65) unless the participant elects to receive such distribution. In those instances in which a participant elects such a distribution of his or her account, the date of the distribution will depend upon the timing of the receipt of the participant's distribution election form. Where the amount to be distributed does not exceed $3,500, a Plan participant's benefit will be distributed as soon as practicable. All distributions must be made or commence by April 1 of the calendar year following the year in which the participant attains age 70 1/2.

If a participant dies prior to receiving a distribution of his or her account, the participant's designated beneficiary shall be entitled to receive a lump-sum distribution of the proceeds of liquidation of 100% of the balance credited to the participant's account. Generally, the account will be distributed to the beneficiary as soon as practicable following the date of death. The designated beneficiary of a participant who is married at the time of the participant's death will be deemed to be the participant's spouse, unless the participant designated another beneficiary and the spouse consented to such designation in accordance with procedures specified in the Plan document.

Generally, a participant may withdraw up to 50% of the balance of his or her account attributable to pre-existing after-tax contributions at any time. However, the withdrawal must be in an amount of at least $250. If any portion of the amount withdrawn is attributable to Employer matching contributions then the participant's participation in the Plan will be suspended for the three-month period following the withdrawal. No more than one withdrawal in any calendar year is permitted from each of the matched and unmatched portions of a participant's after-tax contribution account.

A participant may withdraw before-tax contributions (and earnings attributable thereto credited as of December 31, 1988) only on account of financial hardship resulting from (a) medical expenses; (b) educational expenses; (c) foreclosure on a primary residence, or (d) purchase of a primary residence. A hardship withdrawal will be permitted if the Plan Administrator determines that (i) the withdrawal is on account of an immediate and heavy financial need of the participant and (ii) the withdrawal is necessary to satisfy such financial need.

While a participant is still employed by any of the Employers, withdrawals of the portion of the participant's employer matching contributions account, and post-1988 earnings attributable to participant before-tax contributions, are not permitted. However, such withdrawals are permitted if necessary to comply with the requirement of the Internal Revenue Code (IRC) that distributions

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

commence by April 1 of the calendar year following the year in which the participant attains age 70-1/2.

LOAN PROVISION. The Plan includes an employee loan provision. Generally, at the time a loan is to be made, the amount of all loans to be outstanding may not exceed the lesser of (a) 50% of a participant's before-tax account balance, or
(b) $50,000 less the highest balance of any loan during the prior twelve-month period. Each loan bears interest at a rate determined in accordance with generally prevailing market conditions for similar types of loans. The minimum loan amount is $500. The amount of the loan withdrawn from a participant's account is allocated in proportion to the value of the participant's salary deferral account balance in each investment fund. Repayments, including interest, are made in equal installments through payroll deductions and are allocated to participant accounts in accordance with current investment elections. No loan may have a final maturity in excess of five years except if such loan proceeds are for the purchase of a principal residence in which case such loan may have a final maturity of up to ten years.

ADMINISTRATIVE EXPENSES. All administrative expenses of the Plan are chargeable to the Plan unless paid for by the Employers. The Employers currently pay such expenses. Mutual fund expenses are paid to fund managers from mutual fund assets.

PLAN TERMINATION. Although it has not expressed any intent to do so, the Company has the right to terminate the Plan in whole or in part. In the event of a complete or partial termination of the Plan, the affected participants will become fully vested in their account balances.

VOTING RIGHTS OF UGI COMMON STOCK FUND PARTICIPANTS. A participant has the right to instruct the trustee of the Plan how to vote, at each meeting of shareholders, all shares of UGI Corporation Common Stock (including fractional shares) represented by the value of the participant's interest in the UGI Common Stock Fund, and a pro rata portion of unvoted shares. A participant also has the right to direct the trustee of the Plan whether or not to tender shares in response to a tender offer.

2.       ACCOUNTING POLICIES

Investments, other than contracts with insurance companies, are recorded at fair value generally based upon quoted market prices. The contracts with insurance companies included in the Fixed Income Fund and the GIC Fund approximate fair value and represent amounts on deposit with insurance companies plus accrued interest.

Dividend income is recorded on the record date. Interest earned on investments is recorded on the accrual basis. Purchases and sales of securities are recorded on a trade date basis.

The Plan presents in the Statement of Changes in Net Assets Available for Benefits the net appreciation (depreciation) in fair value of investments which consists of realized gains or losses and unrealized appreciation (depreciation) in the fair value of those investments.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                   NOTES TO FINANCIAL STATEMENTS (Continued)

Distributions are made to Plan participants based upon the fair value of each participant's investment account (except for investments of the Fixed Income Fund and the GIC Fund for which distributions are based upon contract value) as of the date of distribution.

Transfers of participant balances represent amounts directed by participants to be transferred within the Plan and those amounts transferred from the UGI Utilities, Inc. Savings Plan and other affiliated plans.

The financial statements for the 1996 Plan Year reflect the activity of the Plan including the effects of the October 1, 1995 Petrolane Savings Plan Merger. Accordingly, the accompanying Statement of Net Assets Available for Benefits as of September 30, 1996 and the related Statement of Changes in Net Assets Available for Benefits for the year then ended include the net assets of the former Petrolane Savings Plan and the related amounts of income, appreciation (depreciation) in fair value of investments, distributions and expenses for the entire 1996 Plan Year.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from these estimates.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3.       TRUST INVESTMENTS

The components of trust investments by fund at September 30, 1996 and 1995 are as follows:

                                                                                          SEPTEMBER 30,
                                                                                        1996         1995
                                                                                    -----------  -----------
FIXED INCOME FUND
       Group annuity contracts with insurance companies:
             1996 Plan Year - 6.12%                                                 $ 2,260,961
             1995 Plan Year - 6.86%                                                   3,010,612  $ 2,122,662
             1994 Plan Year - 4.34%                                                   3,644,184    3,465,337
             1993 Plan Year - 5.05%                                                          --    7,736,822
                                                                                    -----------  -----------
                                                                                      8,915,757   13,324,821
                                                                                    -----------  -----------
GROWTH & INCOME EQUITY FUND
       Fidelity Equity Income Fund (shares -- 1996 - 450,219; 1995 - 133,585)        18,463,499    4,957,337
                                                                                    -----------  -----------
AGGRESSIVE EQUITY FUND
       Fidelity Magellan Fund (shares -- 1996 - 256,293; 1995 - 116,068)             19,491,063   10,721,231
                                                                                    -----------  -----------
MONEY MARKET FUND
       Fidelity Cash Reserves Fund (shares -- 1996 - 18,200,799; 1995 - 3,054,902)   18,200,799    3,054,902
                                                                                    -----------  -----------
INTERMEDIATE BOND FUND
       Fidelity Intermediate Bond Fund (shares -- 1996 - 167,720; 1995 - 51,431)      1,677,205      526,140
                                                                                    -----------  -----------
UGI COMMON STOCK FUND
       UGI Corporation Common Stock
            (shares -- 1996 - 49,550; 1995 - 36,492)                                  1,164,420      752,655
       Dividends receivable                                                              17,212       12,544
                                                                                    -----------  -----------
                                                                                      1,181,632      765,199
                                                                                    -----------  -----------
GIC FUND
       Group annuity contracts with insurance companies:
             Aetna Life Insurance Co. - 5.10%                                           675,178
             Metropolitan Life Insurance Co. - 9.06%                                    905,949
             Principal Mutual Insurance Co. - 5.36% - 7.30%                           1,788,889
             Cash and temporary cash investments                                        142,843
                                                                                    -----------
                                                                                      3,512,859
                                                                                    -----------
Total trust investments - fair value, except for group annuity contracts
       which are carried at cost plus accrued interest                              $71,442,814  $33,349,630
                                                                                    ===========  ===========

Total trust investments - cost                                                      $66,344,995  $28,703,682
                                                                                    ===========  ===========

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                   NOTES TO FINANCIAL STATEMENTS (Continued)

The numbers of Plan participants with account balances by investment option at September 30, 1996 and 1995 were:

                                                                  1996      1995
                                                                  ----      ----
      Fixed Income Fund:
         1996 Plan Year contract                                  1,198
         1995 Plan Year contract                                  1,017      632
         1994 Plan Year contract                                  1,227      946
         1993 Plan Year contract                                             887
      Growth and Income Equity Fund                               2,408      640
      Aggressive Equity Fund                                      2,591      825
      Money Market Fund                                           3,304      881
      Intermediate Bond Fund                                        793      135
      UGI Common Stock Fund                                         591      377
      GIC Fund                                                      771
      Participant loans                                             717      212

The total number of Plan participants with account balances at September 30, 1996 and 1995 of 4,733 and 1,650, respectively, was less than the sum of the numbers of participants shown in the schedule above because many participants invest in more than one fund.

During the 1996 and 1995 Plan years, the Plan purchased at market prices 16,086 and 8,077 shares of UGI Corporation Common Stock directly from UGI Corporation for $349,625 and $162,559, respectively.

The Plan's principal financial instruments subject to credit risk are the investments of the separate investment funds. The degree and concentration of credit risk varies by fund depending upon the type and diversity of investments. The Schedule of Assets Held for Investment Purposes depicts the types of investment funds available and the proportionate share of assets held in each particular investment option.

4.   FEDERAL INCOME TAX STATUS

On July 31, 1995, the Internal Revenue Service issued a favorable determination letter concerning the qualified status of the Plan under Section 401(a) of the IRC. The Plan has since been amended, however, the Plan Administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. No U.S. income taxes are required to be paid by the trust created under the Plan (the Trust) and participants are not taxed on Company contributions to the Trust or income earned by the Trust. When a participant, or his or her beneficiary or estate, receives a distribution under the Plan, the taxability of the value of such distribution depends on the form and time of payment.

                             AMERIGAS PROPANE, INC.
                                  SAVINGS PLAN

                   NOTES TO FINANCIAL STATEMENTS (Continued)


5.       SUBSEQUENT EVENT - MERGER OF AMERIGAS PROPANE, INC. PENSION PLAN

Effective October 1, 1996, the AmeriGas Propane, Inc. Pension Plan (the "Pension Plan") was frozen and the Pension Plan's assets were merged into the Plan (the "Pension Plan Merger"). The general provisions of the Plan were not affected by the merger of the Pension Plan into the Plan. In order to permit the orderly transfer and reconciliation of Pension Plan account balances, during the period September 13, 1996 through mid-November 1996, certain activities of Plan participants, including fund exchanges, loan withdrawals, and distributions upon termination or retirement, were suspended.

In conjunction with the merger of the AmeriGas Propane, Inc. Pension Plan, effective October 1, 1996, the Employer matching provisions of the Plan were changed to provide for a non-discretionary, dollar-for-dollar match on participants' contributions up to 5% of eligible compensation. The Employer matching contributions will be made each pay period.

                       AMERIGAS PROPANE, INC. SAVINGS PLAN
           Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                                                                SEPTEMBER 30, 1996
                                                          ==================================================================
                                                           NUMBER OF
                                                           SHARES OR                           FAIR VALUE/
                                                           PRINCIPAL                             CONTRACT
NAME OF ISSUER AND TITLE OF ISSUE                           AMOUNT              COST              VALUE              %(3)
---------------------------------                         ===========        ===========       ===========       ===========
FIXED INCOME FUND
Contracts with insurance companies:(1)
      1996 Plan Year--New York Life - 6.12%               $ 2,260,961        $ 2,260,961       $ 2,260,961             25.36%
      1995 Plan Year--John Hancock - 6.86%                  3,010,612          3,010,612         3,010,612             33.77%
      1994 Plan Year--John Hancock - 4.34%                  3,644,184          3,644,184         3,644,184             40.87%
                                                                             -----------       -----------       -----------
                                                                               8,915,757         8,915,757            100.00%
                                                                             -----------       -----------       -----------
GROWTH & INCOME EQUITY FUND
Fidelity Equity Income Fund (2) (4)                           450,219 shrs    14,891,700        18,463,499            100.00%
                                                                             -----------       -----------       -----------
AGGRESSIVE EQUITY FUND
Fidelity Magellan Fund (2) (4)                                256,293 shrs    18,081,454        19,491,063            100.00%
                                                                             -----------       -----------       -----------
MONEY MARKET FUND
Fidelity Cash Reserves Fund (2) (4)                        18,200,799 shrs    18,200,799        18,200,799            100.00%
                                                                             -----------       -----------       -----------
INTERMEDIATE BOND FUND
Fidelity Intermediate Bond Fund (4)                           167,720 shrs     1,727,537         1,677,205            100.00%
                                                                             -----------       -----------       -----------
UGI COMMON STOCK FUND
UGI Corporation Common Stock (4)                               49,550 shrs       997,677         1,164,420             98.54%
Dividends receivable                                      $    17,212             17,212            17,212              1.46%
                                                                             -----------       -----------       -----------
                                                                               1,014,889         1,181,632            100.00%
                                                                             -----------       -----------       -----------
GIC FUND
Contracts with insurance companies:(1)
      Aetna Life Insurance Co. - 5.10%                    $   675,178            675,178           675,178             19.22%
      Metropolitan Life Insurance Co. - 9.06%                 905,949            905,949           905,949             25.79%
      Principal Mutual Insurance Co. - 5.36% - 7.30%        1,788,889          1,788,889         1,788,889             50.92%
Cash and temporary cash investments                           142,843            142,843           142,843              4.07%
                                                                             -----------       -----------       -----------
                                                                               3,512,859         3,512,859            100.00%
                                                                             -----------       -----------       -----------
PARTICIPANT LOANS
Loan principal outstanding (7.00% - 12.70%) (4)(5)                                    --         2,133,320            100.00%
                                                                             -----------       -----------       -----------
Total-all funds                                                              $66,344,995       $73,576,134
                                                                             ===========       ===========

=============================================================================================================================

(1) Group annuity contracts are carried at cost plus accrued interest. The respective insurance companies guarantee the repayment of principal and the crediting of interest under these contracts. The timing of the remittance of participant and employer contributions, if any, and other participant-directed transactions may cause the actual yield to vary from these rates.

(2) Investment represents 5% or more of the net assets available for benefits.

(3) Percentages represent percentage of fair value / contract value of each fund.

(4)      Party in interest.

(5)      Range of interest rates for loans outstanding as of September 30, 1996.


                                       S1

                       AMERIGAS PROPANE, INC. SAVINGS PLAN
               Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS(1)
                          YEAR ENDED SEPTEMBER 30, 1996


                                                                       PERCENT OF
                                      TOTAL          TOTAL              BEGINNING        NUMBER OF      NUMBER OF    REALIZED
TRANSACTION BY FUND OR CARRIER      PURCHASES        SALES             NET ASSETS        PURCHASES        SALES        GAIN
------------------------------      ---------        -----             ----------        ---------        -----        ----
FIXED  INCOME  FUND
Group Annuity Contract -- 1993
     New York Life - 5.05% (2)     $    95,785     $ 7,832,580            11.1%               7               7              --

AGGRESSIVE  EQUITY  FUND
Fidelity Magellan Fund             $ 7,212,829     $ 2,917,925            14.1%             166             110     $   369,979

GROWTH & INCOME  EQUITY  FUND
Fidelity Equity Income Fund        $ 3,787,544     $ 2,389,662             8.6%             165              95     $   417,955

MONEY  MARKET  FUND
Fidelity Cash Reserves Fund        $10,328,040     $ 4,510,158            20.7%             160             150              --

===============================================================================================================================

(1) A transaction or series of transactions within the plan year with or in conjunction with the same person, which exceeds 5% of the net assets available for benefits as of the beginning of the plan year.


(2) The insurance company guarantees the repayment of principal and the crediting of interest under this contract. The timing of the remittance of participant and employer contributions, if any, and other participant-directed transactions may cause the actual yield to vary from the stated rate. The contracts are for three-year terms.


                                       S2